FOR IMMEDIATE RELEASE

Iron Mountain Reports Second Quarter Results

-- Net Income of $35 million --

-- Achieves record quarterly Revenue and Adjusted EBITDA --

-- Data Center: Leased 66 megawatts in the second quarter; Increases full year projection to 130 megawatts --

-- Expects to be towards the upper end of full year 2024 guidance range --

-- Increases quarterly dividend per share by 10% --

PORTSMOUTH, N.H. – August 1, 2024 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management services, announces financial results for the second quarter of 2024. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"We continue to execute well on our growth strategy and are pleased to report a very strong second quarter, again resulting in all-time record Revenue and Adjusted EBITDA," said William L. Meaney, President and CEO of Iron Mountain. "We are grateful to our team who continue to drive toward our Project Matterhorn growth targets, including top tier growth in AFFO, which enabled us to increase the dividend by 10%. This is in line with our long term plan to increase the dividend alongside growth in AFFO per share."

Financial Performance Highlights for the Second Quarter of 2024

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Year to Date		Y/Y % Change	
	6/30/24	6/30/23	Reported $	Constant Fx	6/30/24	6/30/23	Reported $	Constant Fx
Storage Rental Revenue	$920	$831	11%	12%	$1,805	$1,641	10%	10%
Service Revenue	$615	$527	17%	17%	$1,207	$1,031	17%	17%
Total Revenue	**$1,534**	**$1,358**	**13%**	**14%**	**$3,011**	**$2,672**	**13%**	**13%**
Net Income	$35	$1	—		$112	$67	67%	
Reported EPS	$0.12	$0.00	—		$0.37	$0.22	68%	
Adjusted EPS	$0.42	$0.40	5%		$0.85	$0.83	2%	
Adjusted EBITDA	$544	$476	14%	15%	$1,063	$936	14%	14%
Adjusted EBITDA Margin	*35.5%*	*35.0%*	*50 bps*		*35.3%*	*35.0%*	*30 bps*	
AFFO	$321	$287	12%		$645	$582	11%	
AFFO per share	$1.08	$0.98	10%		$2.18	$1.99	10%	

1

• Total reported revenues for the second quarter were $1.5 billion, compared with $1.4 billion in the second quarter of 2023, an increase of 13.0%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 13.8% compared to the prior year, driven by a 11.5% increase in storage rental revenue and a 17.3% increase in service revenue. Year to date, total reported revenues increased 12.7%, or 13.0% excluding the impact of Fx. • Net Income for the second quarter was $34.6 million, compared with $1.1 million in the second quarter of 2023. Year to date, net income was $111.6 million, compared with $66.7 million in 2023. • Adjusted EBITDA for the second quarter was $544.4 million, compared with $475.7 million in the second quarter of 2023, an increase of 14.4%. On a constant currency basis, Adjusted EBITDA increased by 15.1% in the second quarter, compared to the second quarter of 2023, driven by revenue increases in Global RIM, ALM, and data center. On a constant currency basis, year to date Adjusted EBITDA increased 13.8%. • FFO (Normalized) per share was $0.78 for the second quarter, compared with $0.71 in the second quarter of 2023. Year to date, FFO (Normalized) per share was $1.53, compared with $1.42 in 2023, or an increase of 7.7%. • AFFO was $320.9 million for the second quarter, compared with $287.1 million in the second quarter of 2023, an increase of 11.8% driven by improved Adjusted EBITDA. Year to date, AFFO was $644.6 million compared with $582.3 million, or an increase of 10.7%. • AFFO per share was $1.08 for the second quarter, compared with $0.98 in the second quarter of 2023. Year to date, AFFO per share was $2.18, compared to $1.99 in 2023, or an increase of 9.5%. Dividend On August 1, 2024, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.715 per share for the third quarter, representing an increase of 10%. The third quarter 2024 dividend is payable on October 3, 2024, for shareholders of record on September 16, 2024. Guidance Iron Mountain affirmed full year 2024 guidance, and now expects to be towards the upper end of the full year 2024 guidance range; details are summarized in the table below. 2024 Guidance(1) ($ in millions, except per share data) 2024 Guidance Total Revenue $6,000 - $6,150 Adjusted EBITDA $2,175 - $2,225 AFFO $1,300 - $1,335 AFFO Per Share $4.39 - $4.51 (1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful. 2

About Iron Mountain Iron Mountain Incorporated (NYSE: IRM) is a global leader in information management services. Founded in 1951 and trusted by more than 240,000 customers worldwide, Iron Mountain serves to protect and elevate the power of our customers’ work. Through a range of offerings including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals. To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on X (formerly Twitter) and LinkedIn. Investor Relations Contacts: Gillian Tiltman Erika Crabtree SVP, Head of Investor Relations Manager, Investor Relations Gillian.Tiltman@ironmountain.com Erika.Crabtree@ironmountain.com (617) 286-4881 (617) 535-2845 3

Forward Looking Statements We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles), incorporate alternative technologies (including artificial intelligence) into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release. Reconciliation of Non-GAAP Measures Throughout this press release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), and (5) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. 4

Condensed Consolidated Balance Sheets (Unaudited; dollars in thousands) 6/30/2024 12/31/2023 ASSETS Current Assets: Cash and Cash Equivalents $144,256 $222,789 Accounts Receivable, Net 1,273,900 1,259,826 Prepaid Expenses and Other 295,583 252,930 Total Current Assets $1,713,739 $1,735,545 Property, Plant and Equipment: Property, Plant and Equipment $10,976,919 $10,373,989 Less: Accumulated Depreciation (4,183,895) (4,059,120) Property, Plant and Equipment, Net $6,793,024 $6,314,869 Other Assets, Net: Goodwill $5,099,772 $5,017,912 Customer and Supplier Relationships and Other Intangible Assets 1,284,339 1,279,800 Operating Lease Right-of-Use Assets 2,593,461 2,696,024 Other 482,599 429,652 Total Other Assets, Net $9,460,171 $9,423,388 Total Assets $17,966,934 $17,473,802 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $125,409 $120,670 Accounts Payable 527,968 539,594 Accrued Expenses and Other Current Liabilities 1,174,979 1,250,259 Deferred Revenue 329,718 325,665 Total Current Liabilities $2,158,074 $2,236,188 Long-term Debt, Net of Current Portion 12,814,166 11,812,500 Long-term Operating Lease Liabilities, Net of Current Portion 2,453,935 2,562,394 Other Long-term Liabilities 257,497 237,590 Deferred Income Taxes 231,150 235,410 Redeemable Noncontrolling Interests 184,861 177,947 Total Long-term Liabilities $15,941,609 $15,025,841 Total Liabilities $18,099,683 $17,262,029 (Deficit) Equity Total (Deficit) Equity ($132,749) $211,773 Total Liabilities and (Deficit) Equity $17,966,934 $17,473,802 5

Quarterly Condensed Consolidated Statements of Operations

(Unaudited; dollars in thousands, except per-share data)

	Q2 2024	Q1 2024	Q/Q % Change	Q2 2023	Y/Y % Change
Revenues:					
Storage Rental	$919,746	$884,842	3.9 %	$830,756	10.7 %
Service	614,663	592,021	3.8 %	527,180	16.6 %
Total Revenues	**$1,534,409**	**$1,476,863**	**3.9 %**	**$1,357,936**	**13.0 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$675,971	$653,255	3.5 %	$592,644	14.1 %
Selling, General and Administrative	344,838	319,465	7.9 %	311,805	10.6 %
Depreciation and Amortization	224,501	209,555	7.1 %	195,367	14.9 %
Acquisition and Integration Costs	9,502	7,809	21.7 %	1,511	n/a
Restructuring and Other Transformation	46,513	40,767	14.1 %	45,588	2.0 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net	2,790	389	n/a	(1,505)	n/a
Total Operating Expenses	**$1,304,115**	**$1,231,240**	**5.9 %**	**$1,145,410**	**13.9 %**
Operating Income (Loss)	**$230,294**	**$245,623**	**(6.2)%**	**$212,526**	**8.4 %**
Interest Expense, Net	176,521	164,519	7.3 %	144,178	22.4 %
Other Expense (Income), Net	5,833	(12,530)	(146.6)%	62,950	(90.7)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$47,940**	**$93,634**	**(48.8)%**	**$5,398**	**n/a**
Provision (Benefit) for Income Taxes	13,319	16,609	(19.8)%	4,255	n/a
Net Income (Loss)	**$34,621**	**$77,025**	**(55.1)%**	**$1,143**	**n/a**
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(1,162)	2,964	(139.2)%	1,029	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$35,783**	**$74,061**	**(51.7)%**	**$114**	**n/a**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.12	$0.25	(52.0)%	$0.00	— %
Diluted	$0.12	$0.25	(52.0)%	$0.00	— %
Weighted Average Common Shares Outstanding - Basic	293,340	292,746	0.2 %	291,825	0.5 %
Weighted Average Common Shares Outstanding - Diluted	295,838	295,221	0.2 %	293,527	0.8 %

6

Year to Date Condensed Consolidated Statements of Operations (Unaudited; dollars in thousands, except per-share data) YTD 2024 YTD 2023 % Change Revenues: Storage Rental $1,804,588 $1,640,845 10.0 % Service 1,206,684 1,031,440 17.0 % Total Revenues $3,011,272 $2,672,285 12.7 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $1,329,226 $1,164,270 14.2 % Selling, General and Administrative 664,303 606,325 9.6 % Depreciation and Amortization 434,056 377,461 15.0 % Acquisition and Integration Costs 17,311 3,106 n/a Restructuring and Other Transformation 87,280 82,501 5.8 % Loss (Gain) on Disposal/Write-Down of PP&E, Net 3,179 (14,566) (121.8) % Total Operating Expenses $2,535,355 $2,219,097 14.3 % Operating Income (Loss) $475,917 $453,188 5.0 % Interest Expense, Net 341,040 281,347 21.2 % Other (Income) Expense, Net (6,697) 84,150 (108.0) % Net Income (Loss) Before Provision (Benefit) for Income Taxes $141,574 $87,691 61.4 % Provision (Benefit) for Income Taxes 29,928 21,013 42.4 % Net Income (Loss) $111,646 $66,678 67.4 % Less: Net Income (Loss) Attributable to Noncontrolling Interests 1,802 1,969 (8.5) % Net Income (Loss) Attributable to Iron Mountain Incorporated $109,844 $64,709 69.8 % Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $0.37 $0.22 68.2 % Diluted $0.37 $0.22 68.2 % Weighted Average Common Shares Outstanding - Basic 293,043 291,633 0.5 % Weighted Average Common Shares Outstanding - Diluted 295,529 293,288 0.8% 7

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Dollars in thousands)

	Q2 2024	Q1 2024	Q/Q % Change	Q2 2023	Y/Y % Change
Net Income (Loss)	**$34,621**	**$77,025**	**(55.1)%**	**$1,143**	**n/a**
Add / (Deduct):					
Interest Expense, Net	176,521	164,519	7.3 %	144,178	22.4 %
Provision (Benefit) for Income Taxes	13,319	16,609	(19.8)%	4,255	n/a
Depreciation and Amortization	224,501	209,555	7.1 %	195,367	14.9 %
Acquisition and Integration Costs	9,502	7,809	21.7 %	1,511	n/a
Restructuring and Other Transformation	46,513	40,767	14.1 %	45,588	2.0 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	2,790	389	n/a	(1,505)	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	4,532	(13,110)	(134.6)%	58,694	(92.3)%
Stock-Based Compensation Expense	29,889	14,039	112.9 %	22,373	33.6 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	2,173	1,253	73.4 %	4,054	(46.4)%
Adjusted EBITDA	**$544,361**	**$518,855**	**4.9 %**	**$475,658**	**14.4 %**

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other (income) expense, net; and (v) Stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

8

Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA (Dollars in thousands) YTD 2024 YTD 2023 % Change Net Income (Loss) $111,646 $66,678 67.4 % Add / (Deduct): Interest Expense, Net 341,040 281,347 21.2 % Provision (Benefit) for Income Taxes 29,928 21,013 42.4 % Depreciation and Amortization 434,056 377,461 15.0 % Acquisition and Integration Costs 17,311 3,106 n/a Restructuring and Other Transformation 87,280 82,501 5.8 % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate) 3,179 (14,566) (121.8) % Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures (8,578) 76,185 (111.3) % Stock-Based Compensation Expense 43,928 34,882 25.9 % Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures 3,426 7,859 (56.4) % Adjusted EBITDA $1,063,216 $936,466 13.5% 9

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q2 2024	Q1 2024	Q/Q % Change	Q2 2023	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.12**	**$0.25**	**(52.0)%**	**$0.00**	**n/a**
Add / (Deduct):					
Acquisition and Integration Costs	0.03	0.03	—	0.01	n/a
Restructuring and Other Transformation	0.16	0.14	14.3 %	0.16	—
Loss (Gain) on Disposal/Write-Down of PP&E, Net	0.01	—	n/a	(0.01)	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.02	(0.04)	(150.0)%	0.20	(90.0)%
Stock-Based Compensation Expense	0.10	0.05	100.0 %	0.08	25.0 %
Non-Cash Amortization Related to Derivative Instruments	0.01	0.01	—	0.02	(50.0)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.03)	(0.01)	n/a	(0.05)	(40.0)%
Net Income Attributable to Noncontrolling Interests	—	0.01	(100.0)%	—	—
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.42**	**$0.43**	**(2.3)%**	**$0.40**	**5.0 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended June 30, 2024 and 2023 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters ended June 30, 2024 and 2023 was 14.5% and 14.0%, respectively, and the quarter ended March 31, 2024 was 13.9%.

Adjusted Earnings Per Share, or Adjusted EPS

We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Amortization related to the write-off of certain customer relationship intangible assets; (iv) Loss (gain) on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net; (vi) Stock-based compensation expense; (vii) Non-cash amortization related to derivative instruments; and (viii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Figures may not foot due to rounding.

10

Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share YTD 2024 YTD 2023 % Change Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $0.37 $0.22 68.2 % Add / (Deduct): Acquisition and Integration Costs 0.06 0.01 n/a Restructuring and Other Transformation 0.30 0.28 7.1 % Loss (Gain) on Disposal/Write-Down of PP&E, Net 0.01 (0.05) (120.0) % Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures (0.03) 0.26 (111.5) % Stock-Based Compensation Expense 0.15 0.12 25.0 % Non-Cash Amortization Related to Derivative Instruments 0.03 0.04 (25.0) % Tax Impact of Reconciling Items and Discrete Tax Items (1) (0.04) (0.06) (33.3) % Net Income Attributable to Noncontrolling Interests 0.01 0.01 — Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $0.85 $0.83 2.4% (1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the six months ended June 30, 2024 and 2023 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the year to date periods ending June 30, 2024 and 2023 was 14.5% and 14.0%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items was calculated using the current year to date's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the year to date adjustment. 11

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q2 2024	Q1 2024	Q/Q % Change	Q2 2023	Y/Y % Change
Net Income	**$34,621**	**$77,025**	**(55.1)%**	**$1,143**	**n/a**
Add / (Deduct):					
Real Estate Depreciation (1)	97,771	83,573	17.0 %	81,558	19.9 %
Loss (Gain) on Sale of Real Estate, Net of Tax	579	(1,194)	(148.5)%	(1,853)	(131.2)%
Data Center Lease-Based Intangible Assets Amortization (2)	5,571	5,576	(0.1)%	4,907	13.5 %
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	1,112	441	152.2 %	562	97.9 %
FFO (Nareit)	**$139,654**	**$165,421**	**(15.6)%**	**$86,317**	**61.8 %**
Add / (Deduct):					
Acquisition and Integration Costs	9,502	7,809	21.7 %	1,511	n/a
Restructuring and Other Transformation	46,513	40,767	14.1 %	45,588	2.0 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	2,211	1,818	21.6 %	(1,417)	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	4,532	(13,110)	(134.6)%	58,694	(92.3)%
Stock-Based Compensation Expense	29,889	14,039	112.9 %	22,373	33.6 %
Non-Cash Amortization Related to Derivative Instruments	4,177	4,176	—	5,817	(28.2)%
Real Estate Financing Lease Depreciation	3,236	2,986	8.4 %	3,008	7.6 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(8,643)	(4,170)	107.3 %	(13,278)	(34.9)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(50)	41	222.0 %	(500)	(90.0)%
FFO (Normalized)	**$231,021**	**$219,777**	**5.1 %**	**$208,113**	**11.0 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.47	$0.56	(16.1)%	$0.29	62.1 %
FFO (Normalized)	$0.78	$0.74	5.4 %	$0.71	9.9 %
Weighted Average Common Shares Outstanding - Basic	293,340	292,746	0.2 %	291,825	0.5 %
Weighted Average Common Shares Outstanding - Diluted	295,838	295,221	0.2 %	293,527	0.8 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)

Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles ("FFO (Nareit)"). We calculate our FFO measure, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).

We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other (income) expense net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; and (viii) Tax impact of reconciling items and discrete tax items.

FFO (Normalized) per share

FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

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Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

(Dollars in thousands, except per-share data)

	Q2 2024	Q1 2024	Q/Q % Change	Q2 2023	Y/Y % Change
FFO (Normalized)	**$231,021**	**$219,777**	**5.1 %**	**$208,113**	**11.0 %**
Add / (Deduct):					
Non-Real Estate Depreciation	57,923	57,073	1.5 %	49,765	16.4 %
Amortization Expense (1)	60,001	60,346	(0.6)%	56,131	6.9 %
Amortization of Deferred Financing Costs	6,143	6,100	0.7 %	3,763	63.2 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,475	1,322	11.6 %	1,732	(14.8)%
Non-Cash Rent Expense (Income)	3,658	5,659	(35.4)%	6,603	(44.6)%
Reconciliation to Normalized Cash Taxes	(2,524)	1,931	n/a	(8,575)	(70.6)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	180	182	(1.1)%	2,525	(92.9)%
Less:					
Recurring Capital Expenditures	36,976	28,737	28.7 %	32,967	12.2 %
AFFO	**$320,901**	**$323,653**	**(0.9)%**	**$287,090**	**11.8 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	$1.08	$1.10	(1.8)%	$0.98	10.2 %
Weighted Average Common Shares Outstanding - Basic	293,340	292,746	0.2 %	291,825	0.5 %
Weighted Average Common Shares Outstanding - Diluted	295,838	295,221	0.2 %	293,527	0.8 %

(1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.

Adjusted Funds From Operations, or AFFO

We define adjusted funds from operations ("AFFO") as FFO (Normalized) (1) excluding (i) Non-cash rent expense (income), (ii) Depreciation on non-real estate assets, (iii) Amortization expense associated with customer and supplier relationship value, intake costs, acquisitions of customer and supplier relationships, capitalized commissions and other intangibles, (iv) Amortization of deferred financing costs and debt discount/premium, (v) Revenue reduction associated with amortization of customer inducements and above- and below-market data center leases and (vi) The impact of reconciling to normalized cash taxes and (2) including Recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

AFFO per share

AFFO divided by weighted average fully-diluted shares outstanding.

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Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (Dollars in thousands, except per-share data) YTD 2024 YTD 2023 % Change Net Income $111,646 $66,678 67.4 % Add / (Deduct): Real Estate Depreciation (1) 181,344 157,687 15.0% (Gain) Loss on Sale of Real Estate, Net of Tax (615) (17,599) (96.5) % Data Center Lease-Based Intangible Assets Amortization (2) 11,147 11,036 1.0 % Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures 1,553 694 123.8 % FFO (Nareit) $305,075 $218,496 39.6 % Add / (Deduct): Acquisition and Integration Costs 17,311 3,106 n/a Restructuring and Other Transformation 87,280 82,501 5.8 % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate) 4,029 3,133 28.6 % Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures (8,578) 76,185 (111.3) % Stock-Based Compensation Expense 43,928 34,882 25.9 % Non-Cash Amortization Related to Derivative Instruments 8,353 11,651 (28.3) % Real Estate Financing Lease Depreciation 6,222 5,996 3.8 % Tax Impact of Reconciling Items and Discrete Tax Items (3) (12,813) (18,491) (30.7) % Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures (9) (274) (96.7) % FFO (Normalized) $450,798 $417,185 8.1 % Per Share Amounts (Fully Diluted Shares): FFO (Nareit) $1.03 $0.74 39.2 % FFO (Normalized) $1.53 $1.42 7.7 % Weighted Average Common Shares Outstanding - Basic 293,043 291,633 0.5 % Weighted Average Common Shares Outstanding - Diluted 295,529 293,288 0.8% (1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases. (2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets. (3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items. 14

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (continued) (Dollars in thousands, except per-share data) YTD 2024 YTD 2023 % Change FFO (Normalized) $450,798 $417,185 8.1 % Add / (Deduct): Non-Real Estate Depreciation 114,996 90,712 26.8 % Amortization Expense (1) 120,347 112,030 7.4 % Amortization of Deferred Financing Costs 12,243 8,096 51.2 % Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases 2,797 3,492 (19.9) % Non-Cash Rent Expense (Income) 9,317 14,039 (33.6) % Reconciliation to Normalized Cash Taxes (593) (7,098) (91.6) % Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures 362 4,506 (92.0) % Less: Recurring Capital Expenditures 65,713 60,629 8.4 % AFFO $644,554 $582,333 10.7 % Per Share Amounts (Fully Diluted Shares): AFFO Per Share $2.18 $1.99 9.5 % Weighted Average Common Shares Outstanding - Basic 293,043 291,633 0.5 % Weighted Average Common Shares Outstanding - Diluted 295,529 293,288 0.8% (1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles. 15